UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2024 (January 24, 2024)

HCA Healthcare, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11239	27-3865930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Park Plaza, Nashville, Tennessee	37203
(Address of Principal Executive Offices)	(Zip Code)

(615) 344-9551

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	HCA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On January 30, 2024, HCA Healthcare, Inc. (the “Company”) issued a press release announcing, among other matters, its results of operations for the fourth quarter and year ended December 31, 2023, the text of which is set forth as Exhibit 99.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of William B. Rutherford as Executive Vice President and Chief Financial Officer of the Company

On January 24, 2024, William B. Rutherford notified the Company of his intent to retire from his position as Executive Vice President and Chief Financial Officer, effective May 1, 2024.

A copy of the press release issued by the Company relating to Mr. Rutherford’s retirement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Appointment of Michael A. Marks as Executive Vice President and Chief Financial Officer of the Company

In conjunction with Mr. Rutherford’s retirement, on January 30, 2024, the Company announced that Michael A. Marks, age 54, will succeed Mr. Rutherford as Executive Vice President and Chief Financial Officer, effective May 1, 2024. Mr. Marks joined HCA Healthcare in 1996 and has served as Senior Vice President — Finance since January 1, 2023. Mr. Marks previously served as Vice President — Financial Operations Support from March 2021 to December 2022. Prior to that time, he served as CFO of the National Group from December 2008 to February 2021 and CFO of the West Florida Division from January 2006 to November 2008.

Beginning on the effective date of Mr. Marks’ appointment, the Compensation Committee (the “Committee”) of the Board of Directors of the Company has approved a base salary of $900,000 for Mr. Marks. In addition, in connection with his appointment, the Committee determined to grant Mr. Marks a long-term equity incentive award with a total target grant date value of $2,000,000 (the “Equity Award”), with fifty percent (50%) of the target award in the form of stock appreciation rights which vest over four years and the other fifty percent (50%) of the target award in the form of performance share units which vest upon achievement of a cumulative three year earnings per share goal, in each case, in accordance with the terms and conditions of the award agreements and the 2020 Stock Incentive Plan for Key Employees of HCA Healthcare, Inc. and its Affiliates. The Equity Award is anticipated to be granted on or about May 1, 2024. Other than with respect to the foregoing, Mr. Marks is not a party to any material plan, contract or arrangement with the Company other than the HCA Supplemental Executive Retirement Plan and other plans and arrangements generally available to all Executive Vice President-level officers of the Company and as disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 10, 2023.

There is no arrangement or understanding between Mr. Marks and any other person pursuant to which Mr. Marks was appointed. There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Marks and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There are no transactions in which Mr. Marks has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company relating to Mr. Marks’ appointment as the Company’s Executive Vice President and Chief Financial Officer is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On January 30, 2024, the Company issued a press release announcing, among other matters, its results of operations for the fourth quarter and year ended December 31, 2023 as well as the matters discussed in Item 5.02, the text of which is set forth as Exhibit 99.1.

Item 8.01.	Other Events.

On January 30, 2024, the Company announced that its Board of Directors had authorized an additional share repurchase program for up to $6 billion of the Company’s outstanding common stock. Repurchases will be made in accordance with applicable securities laws from time to time in the open market, through privately negotiated transactions, or otherwise.

On January 30, 2024, the Company also announced that its Board of Directors had declared a quarterly cash dividend of $0.66 per share of the Company’s common stock. The dividend will be paid on March 29, 2024 to stockholders of record at the close of business on March 15, 2024.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 99.1	Press Release, dated January 30, 2024.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HEALTHCARE, INC.

/s/ John M. Franck II
John M. Franck II
Vice President – Legal & Corporate Secretary

Date: January 30, 2024